                                                                   EXHIBIT 10.4


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS AN EXEMPTION FROM THE REQUIREMENT OF SUCH REGISTRATION IS AVAILABLE UNDER THE CIRCUMSTANCES AT THE TIME OBTAINING AND, IF REQUIRED AT THE SOLE DISCRETION OF THE MAKER, DEMONSTRATED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE MAKER. THIS NOTE IS FURTHER SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 12 HEREOF.


                                 CONTINGENT NOTE


$__________                                                        May 31, 1996


                  1. CONNECTIVITY PRODUCTS INCORPORATED, a Delaware corporation (the "MAKER"), for value received, hereby promises to pay to the order of __________________, whose address is _____________________________________ (the
"HOLDER"), the principal sum of $_______, payable in cash on May 31, 2003, as hereinafter provided.

                  2. This Note is one of a duly authorized issue of "CONTINGENT NOTES" issued pursuant to the terms and provisions of the Stock Redemption and Purchase Agreement, dated as of May 17, 1996 (the "PURCHASE AGREEMENT"), by and among (A) the Maker, (B) Tigera Group, Inc., a Delaware corporation ("TIGERA"), and (C) the shareholders of the Maker. This Note is in all respects subject to the terms and conditions of the Purchase Agreement, and any conflict between the terms hereof and those of the Purchase Agreement shall be resolved in favor of the terms of the Purchase Agreement. Capitalized terms not otherwise defined are used as defined in the Purchase Agreement. The aggregate original principal amount of the Contingent Notes is $3,000,000.00.

                  3. Notwithstanding anything contained herein to the contrary, no principal or interest shall be payable on this Note, and this Note shall be void and of no further force and effect, unless the amount of the Maker's "Cumulative Adjusted EBITDA" (as defined below) equals or exceeds $22,000,000. The Cumulative Adjusted EBITDA shall be determined by the Maker's independent accounting firm (which firm shall be a recognized accounting firm of national standing) not later than March 31, 1998; provided, however, that (a) if such accounting firm determines that Cumulative Adjusted EBITDA is equal to or in excess of $22,000,000, such determination may be reviewed, at the option and cost of the Maker, which review shall be completed not later than May 31, 1998 by a second independent accounting firm (which firm shall be a recognized accounting firm of national standing) selected by the Board of Directors of Maker, and, (b) if such accounting firm determines that Cumulative Adjusted EBITDA is less than $22,000,000, such determination may be reviewed, at the option of the Sellers' Agent (as defined in the Purchase Agreement) but at the expense of the Maker, which review shall be completed not later than May 31, 1998 by a second independent accounting firm (which firm shall be a recognized accounting firm of national standing) selected by the Sellers' Agent, and if, in the case of (a) above, such second accounting firm determines that Cumulative Adjusted EBITDA is less than $22,000,000, or if, in the case of (b) above, such second accounting firm determines that Cumulative Adjusted EBITDA equals or exceeds $22,000,000, then, in either such case, the two accounting firms shall jointly choose a third independent accounting firm (which firm shall be a recognized accounting firm of national standing) to determine Cumulative Adjusted EBITDA, which determination shall be conclusive and binding on the parties hereto. The cost of such third review and determination shall be borne by the Maker. For purposes of this Note, "CUMULATIVE ADJUSTED EBITDA" shall mean the Maker's cumulative "Adjusted EBITDA" (as defined below) for the calendar years 1996 and 1997. For purposes of this Note, "ADJUSTED EBITDA" shall mean, with respect to the Maker for a particular period, the sum of the amounts for such period of (i) the consolidated net income (or loss) of the Maker and its subsidiaries (after all salary and bonus expenses), plus (ii) the amount of aggregate interest expense (net of interest income) of the Maker, plus (iii) the amount of aggregate income tax expense of the Maker, plus (iv) the amount of aggregate depreciation expense of the Maker, plus (v) the amount of aggregate amortization expense of the Maker, plus (vi) the amount of any salary paid to Stockholder Officers (as defined in the Purchase Agreement) for the period from January 1, 1996 through the Closing Date under the Purchase Agreement, but only to the extent that such salary exceeds, on an annualized basis, $175,000 per year for each such Stockholder Officer, plus (vii) the amount of any extraordinary expenses, plus (viii) for the year ending December 31, 1996, the amount of $30,065, plus (ix) to the extent included as expense items in the calculation of the Maker's consolidated net income, (A) the aggregate expense amount for compensation payable to persons who were employees or directors of Tigera or Victory Capital LLC immediately prior to the Closing, and (B) the aggregate expense amount for rent and other office expenses payable by Tigera in respect of its New York City offices, and (C) the amount of any fees payable to public relations firms retained by Tigera, and (D) the amount of any legal fees payable in connection with the preparation of periodic reports and proxy statements required to be filed pursuant to the Securities Exchange Act of 1934, as amended, and (E) the aggregate amount of all other overhead expenses incurred by

Tigera that are not related to the business or operations of the Maker, other than the fees and expenses of Tigera's and Maker's accountants and auditors, plus (x) to the extent included as expense items in the calculation of the Maker's consolidated net income (but only to the extent not included in clause
(ix) above), the amount of any fees and expenses incurred in connection with the transactions contemplated by the Purchase Agreement, plus (xi) any amounts paid by the Maker from and after January 1, 1996 in respect of the Maker's BSCC division's sales and use tax liability for any period ending on or before December 31, 1995, minus (xii) the amount of any extraordinary income; in each case determined in accordance with generally accepted accounting principles in the United States as in effect from time to time, applied consistently with the Maker's audited financial statements for the year ended December 31, 1995; provided, however, that the calculation of Adjusted EBITDA shall exclude any income (or loss) and any expense items of any business units acquired by the Maker or Tigera after the date hereof and to the extent included as expense items in the calculation of the Maker's consolidated net income, any fees and expenses incurred in connection with the acquisition of such acquired business units. Such definition of "Adjusted EBITDA is not, and is not intended to be, the same as the definition in the Employment Agreements (as defined in the Purchase Agreement) of the term "Adjusted Bonus EBITDA".

                  4. Subject to the terms of Section 3 of this Note, the principal sum shall be payable, in lawful currency of the United States in immediately available funds, at the principal offices of the Maker, as set forth in Section 17 of this Note, on May 31, 2003.

                  5. Interest on the principal sum shall accrue from January 1, 1998, at a rate of Ten Percent (10%) per annum. Such interest shall be due and payable, in lawful currency of the United States in immediately available funds, quarterly, in arrears on each March 31, June 30, September 30 and December 31, commencing June 30, 1998. All interest hereunder shall be computed on the basis of the actual number of days elapsed over a year of 365 days.

                  6. (a) The Holder, by Holder's acceptance hereof, and each subsequent holder, by its acceptance of any interest in this Contingent Note, agrees that the indebtedness represented hereby shall, to the extent provided in
Section 6(b) hereof, be subordinate to (i) the rights of holders of the Maker's trade indebtedness and (ii) the rights of holders of the Maker's indebtedness to banks or other lending institutions now existing or hereafter incurred which may be designated as senior indebtedness by the board of directors of the Company (which indebtedness to banks or other lending institutions is hereinafter collectively referred to as "Senior Indebtedness").

                  (b) In furtherance of the subordination provided by subsection
(a), no payments of principal may be made (x) until indefeasible payment in full in cash of Term Loan A (as defined in the Amended and Restated Revolving Credit and Term Loan Agreement dated as of May 31, 1996 among the Maker, the lending institutions listed on Schedule 1 thereto (the "Banks"), NBD Bank and The First National Bank of Boston, as Co-Agents for themselves and the other Banks (the "Credit Agreement")), (y) while any Default or Event of Default (as defined in the Credit Agreement or in any other documents, including any subordination agreements, entered into in connection with the Senior Indebtedness) exists in respect of any Senior Indebtedness or (z) which would cause a Default or an Event of Default in respect of any Senior Indebtedness, and no payments of interest may be made (A) while any Material Default or Event of Default (as defined in the Subordination Agreement executed simultaneously with the Credit Agreement or in any other documents, including any additional subordination agreements entered into in connection with the Senior Indebtedness) exists or
(B) which would cause a Material Default or Event of Default in respect of any Senior Indebtedness, and the Holder agrees that any payments which would otherwise be made pursuant hereto shall be applied to the Senior Indebtedness, and any such payments received by the Holder hereof shall be held in trust for the holders of the Senior Indebtedness until all such events of default have been cured.

                  (c) The Holder hereof agrees to take any and all further action and to execute and deliver any further documents that any holder or holders of Senior Indebtedness may reasonably request in order to preserve and protect any right or interest granted or intended to be granted hereby.

                  (d) The Maker agrees that without the Holder's consent Maker will not incur any new Senior Indebtedness that includes subordination provisions that are more restrictive with respect to this Note or otherwise less favorable to the Holder than the subordination provisions applicable hereto on the date hereof.

                  7. This Note may, at the option of the Maker, be prepaid in whole or in part at any time without penalty, with payments to be first applied against interest accrued and unpaid to the date of such prepayment.

                  8. Subject to the terms of Section 3 of this Note, the unpaid principal sum of this Note, together with all accrued interest thereon, shall, at the option of the holder of this Note, by written demand to the Maker, become immediately due and payable, without presentment, protest or any further notice or demand of any kind, all of which are hereby expressly waived, if any of the following "Events of Default" shall occur and be continuing:

                           (i)  the Maker shall fail to pay in full any
                  installment of principal of this Note when due;

                           (ii) the Maker shall fail to pay in full any
                  installment of interest on this Note when due, and such failure shall continue for 15 days after written notice, by registered mail or certified mail, return receipt requested, addressed to the Maker;

                           (iii) the Maker shall be in default under the terms
                  of the Bank Loan Agreements (as defined in the Purchase Agreement) which default results in the actual acceleration of the maturity of the indebtedness to the Banks (as defined in the Purchase Agreement) under such Bank Loan Agreements;

                           (iv) the Maker shall sell all or substantially all of
                  its assets, merge with or into another entity or Tigera shall sell or otherwise transfer a majority of the voting stock of the Maker, unless the purchaser of such assets or stock or the surviving entity in such merger (as the case may be) is an entity, engaged (either directly or through its subsidiaries) in the wire and cable product manufacturing, distributing and/or assembling business, that, immediately prior to such sale or merger, is directly or indirectly controlled by Tigera;

                           (v) the Maker shall voluntarily dissolve, liquidate
                  its assets or wind up its affairs or take any corporate action to effectuate any of such transactions; or

                           (vi) the Maker shall (A) apply for or consent to the
                  appointment of a receiver, trustee, custodian or liquidator of itself or of all or a substantial part of its assets, (B) admit in writing its inability to pay its debts as they mature, (C) make a general assignment for the benefit of creditors, (D) be adjudicated bankrupt or insolvent, or (E) file a voluntary petition in bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or corporate action shall be taken by it for the purpose of effecting any of the foregoing, or (F) have a receiver, trustee, custodian or liquidator appointed for all or a substantial part of its property or assets, and such receiver, trustee, custodian or liquidator so appointed shall not be discharged within 30 days after the date of such appointment, or if a warrant of attachment or any similar process shall be issued against its property and such warrant of attachment or similar process shall not have been released, discharged or bonded within 30 days after its entry or levy.

                  9. If an Event or Default shall occur, the Maker shall be liable for the Holder's reasonable costs of collection, including, but not limited to, reasonable attorneys' fees and disbursements and court costs.

                  10. No waiver of a breach of, or default under, any provision of this Note shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision hereof.

                  11. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. EACH OF THE PARTIES HERETO HEREBY AGREES THAT ANY SUIT, ACTION OR PROCEEDING FOR THE ENFORCEMENT OF THIS NOTE SHALL BE BROUGHT ONLY IN THE STATE COURTS OF OR FEDERAL COURTS SITTING IN THE STATE OF DELAWARE. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE JURISDICTION OF SUCH COURTS AND TO SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BEING MADE UPON SUCH PARTY BY REGISTERED OR CERTIFIED MAIL AT THE ADDRESS SPECIFIED IN
SECTION 17 HEREOF. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING OR ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT COURT.

                  12. This Note and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that this Note shall be transferable only subject to all of Maker's rights and defenses hereunder and only with the prior written consent of the Maker, which consent in each case may be granted or denied in Maker's sole discretion; provided, however, that Maker's consent shall not be required in the case of a transfer of this Note to another Seller (as defined in the Purchase Agreement) or to the Holder's spouse, children, grandchildren or parents or to a trust primarily for the benefit of any of the foregoing or the Holder or, if the Holder is a trust, to the beneficiaries of such trust.

                  13. This Note embodies all the terms of the indebtedness represented hereby, and may not be amended orally.

                  14. Any claim by the Maker, Tigera or their respective Affiliates against the original Holder hereof under Article XIII of the Purchase Agreement for which any such party is entitled to indemnification pursuant to the terms thereof may be satisfied by the Maker (but the Maker shall not be obligated to do so) in whole or in part out of amounts otherwise payable under this Note.

                  15. In construing this Note, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular terms and vice versa, in any place in which the context so requires.

                  16. Any reference in this Note to action by the Maker (including without limitation any requirement for the consent of the Maker) shall for all purposes mean and refer to action taken or to be taken (or consent given) by a majority the full Board of Directors of the Maker, and not be a committee thereof, which action (or consent) may be by resolution adopted at a meeting of the Board or Directors or (to the extent permitted by applicable corporate law) by written consent executed by not less than a majority of the directors of the Maker.

                  17. Any notices or other communications required or permitted hereunder shall be given in writing and shall be sufficient if delivered personally or sent by certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Holder, to the address set forth on the first page of this Note, with a copy to:

                                    Palmer & Dodge LLP
                                    One Beacon Street
                                    Boston, Massachusetts 02108
                                    Attention:  William T. Whelan, Esq.

                  If to the Maker, to:

                                    Connectivity Products Incorporated
                                    214 Nashua Street
                                    Leominster, Massachusetts 01453
                                    Attention:  President

                  with copies to:

                                    Mr. Donald T. Pascal
                                    Chairman
                                    Tigera Group, Inc.
                                    667 Madison Avenue
                                    Suite 2500
                                    New York, New York 10021-8029

                  and:

                                    Herbert M. Friedman, Esq.
                                    Zimet, Haines, Friedman & Kaplan
                                    460 Park Avenue
                                    New York, New York 10022

or to such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so mailed; provided that any notice or communications changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

                           IN WITNESS WHEREOF, the Maker has caused this
Contingent Note to be executed on its behalf by the undersigned, thereunto duly authorized, as of the year and date first above written.

                                       CONNECTIVITY PRODUCTS INCORPORATED



                                       By:_____________________________________
                                          Name:
                                          Title: